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                                                                      Exhibit 99

VIA NET.WORKS investor contact:
Matt S. Nydell, General Counsel
VIA NET.WORKS
Ph:  703-464-0300  Fax:  703-464-0608
e-mail: ir@vianetworks.com
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        VIA NET.WORKS to hold fourth quarter 2001 results conference call on April 4, 2002
                   Annual Shareholders' Meeting Scheduled for

                                  May 21, 2002

RESTON, VA (March 28, 2002) - VIA NET.WORKS, Inc. (NASDAQ and AEX: VNWI) will host its fourth quarter and full-year 2001 results conference call on Thursday, April 4, 2002 at 8:45 a.m. EST. VIA's management will review the Company's recent and full-year operating and financial results as well as discuss expectations for future performance.

The conference call will be open to the public as a simultaneous webcast over the Internet. Interested parties can access this listen only broadcast through the investor relations page of the Company's web site at www.vianetworks.com. A replay of the conference call will be available from 11 a.m. on Thursday, April 4, 2002 until 5 p.m. EST on Wednesday, April 24, 2002. This replay can be accessed either through the investor relations page of the Company's web site or by calling 877 780-2276 (U.S.) or 973 628-9554 (international), access code 3196234.

VIA also announced that its 2002 Annual Meeting of Shareholders has been scheduled for Tuesday, May 21, 2002. The Company also stated that the record date for determining shareholders entitled to vote at the 2002 Annual Meeting is April 5, 2002.

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (NASDAQ and EASE: VNWI) is a single-source provider of managed Internet services for business. Serving businesses in Europe and the Americas, VIA is committed to improve each customer's business productivity and competitiveness. VIA local operations offer a comprehensive portfolio of flexible and reliable managed Internet services encompassing areas such as connectivity, hosting, security, messaging, and professional services. VIA is a facilities-based Internet services company, managing its own backbone network. This unique combination - the agility of a local, customer-focused company and the reliability of an international high-speed network - allows VIA to be highly responsive to specific customer needs and to deliver quality solutions. VIA is headquartered at 12100 Sunset Hills Road, Reston, Virginia, USA, 20190. More information about VIA can be obtained by visiting www.vianetworks.com.
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